EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact: David Humphrey	Media Contact: Kathy Fieweger
Title: Vice President — Investor Relations	Title: Chief Marketing Officer
Phone: 479-785-6200	Phone: 479-719-4358
Email: dhumphrey@arcb.com	Email: kfieweger@arcb.com

ArcBest CorporationSM Announces First Quarter 2014 Results

•                  First quarter 2014 net loss of $5.2 million ($0.20 per share), or $2.9 million ($0.11 per share) excluding pension settlement charges

•                  Excluding pension settlement expense and the estimated impact of severe weather, ABF FreightSM would have been profitable in first quarter 2014

•                  Panther reports strong operating profit compared to a loss in first quarter 2013

•                  Emerging businesses continue pattern of revenue growth, representing 27% of total revenue

•                  Corporate name change and logo system strengthens ArcBest’s identity in the logistics marketplace

(Fort Smith, Arkansas, May 1, 2014) — ArcBest Corporation (Nasdaq: ARCB), today reported improved first quarter 2014 results reflecting revenue growth and increased business levels at ABF Freight despite a significant impact from severe winter weather. Revenue at ArcBest’s emerging businesses, including Panther Premium LogisticsSM, ABF LogisticsSM and FleetNet America®, rose sharply from year-ago levels. Overall first quarter operating results improved compared to the same period last year, highlighted by significant changes at ABF Freight, Panther and FleetNet.

ArcBest, formerly known as Arkansas Best Corporation and previously trading under Nasdaq stock symbol ABFS, yesterday announced its new corporate name, trading symbol, logo system and advertising campaign to strengthen its identity as a holistic provider of transportation and logistics solutions.

ArcBest’s first quarter 2014 revenue was $577.9 million compared to revenue of $520.7 million in the first quarter of 2013. The first quarter net loss was $5.2 million, or $2.9 million and $0.11 per share after excluding pension settlement charges, compared to a first quarter 2013 net loss of $13.4 million, or $0.52 per share.

The estimated operating income impact of first quarter severe weather at ABF Freight was approximately $10.5 million. ABF Freight’s pre-tax first quarter pension settlement charges equaled $2.9 million. Thus, ABF Freight’s $12.2 million reported first quarter 2014 operating loss was adversely affected by the $13.4 million total of these two items. Excluding these items, ABF Freight would have generated an operating profit in this year’s first quarter compared to a $22.5 million operating loss in the first quarter of 2013.

During the first quarter, ArcBest’s growing, emerging businesses equaled 27% of total consolidated revenue compared to 23% during the same period last year. On a combined basis, the non-asset-based businesses generated first quarter 2014 earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $7.9 million, an increase of approximately 150% compared to EBITDA in the first quarter of 2013.

“This was a challenging quarter for our industry as severe weather across the nation disrupted operations,” said ArcBest President and Chief Executive Officer Judy R. McReynolds. “Excluding that impact, our companies performed well, with ABF Freight overcoming the previous year’s loss, Panther posting strong operating profit and FleetNet experiencing record business levels on many days. Our improved success in offering customers holistic solutions and one-stop shopping for a variety of logistics challenges is helping distinguish us in the marketplace. This provides additional opportunities to enhance the relationships we have with existing customers.”

ABF Freight

During this year’s first quarter, business level trends at ABF Freight were positive versus last year and progressively increased in each month of the quarter. As a result, capacity utilization improved and the lower cost structure resulting from ABF Freight’s recent labor contract contributed to more positive first quarter financial results.

Total first quarter revenue per hundredweight improved by 0.7% over last year. Year-over-year changes in freight profile and account mix continue to impact comparisons of this pricing metric.  The improving economy and tightened industry capacity have contributed to a positive pricing environment. As previously announced, ABF Freight implemented a general rate increase during the last full week of March.

The previously announced consolidation of smaller ABF Freight facilities began in the second half of 2013 with the initial closing of 8 terminals. During the first quarter of this year, 22 additional ABF Freight facilities were consolidated by mid-March. Based on statistics and data available in the first several weeks following implementation, the operational efficiencies and increased freight density expected to result from these network modifications have been exceeded. Annual savings associated with these ABF Freight network changes, which will fluctuate based on business levels, are currently estimated to be in a range of $10 million to $12 million. Additionally, the resulting improvements of advertised transit times in many of these lanes are contributing to increased business from active ABF customers.

Emerging, Non-Asset-Based Businesses

At Panther Premium Logistics, strength across the customer markets we serve resulted in strong demand for Panther’s services and profitable shipment pricing. During the first quarter, Panther’s revenue increased by 36% and it generated operating income that reflects a significant improvement compared to Panther’s operating loss during the first three months of last year.

Revenue growth at the remainder of ArcBest’s emerging non-asset-based businesses continued in the first quarter. FleetNet America increased quarterly revenue by 28% and nearly doubled first quarter profitability versus last year. ABF Logistics’ revenue improved by 37% and ABF MovingSM experienced a 9% revenue increase. Continued investments for the future in personnel, information technology and other resources impacted the operating results at both ABF Logistics and ABF Moving.

Closing Comments

“Today marks an exciting new era for our organization,” McReynolds said. “The new name, logo system and advertising campaign we unveiled yesterday allow us to more clearly communicate our total value proposition to our customers, our employees and our shareholders through one unified identity under the ArcBest umbrella.”

McReynolds added that many teams throughout the organization are focused on providing customers with more easily accessible solutions through a single point of contact.

“As we look to the future, we are certainly glad to have one of the most severe winters in history behind us. We continue to be well-positioned to better serve our customers with a variety of solutions to their complex problems. Our customers tell us that we are creative problem solvers who go above and beyond to get the job done, as our new ad campaign, The Skill & The WillSM, embodies.”

Conference Call

ArcBest Corporation will host a conference call with company executives to discuss the 2014 first quarter results. The call will be today, Thursday, May 1, at 5:00 p.m. ET (4:00 p.m. CT). Interested parties are invited to listen by calling (800) 736-4594. Following the call, a recorded playback will be available through the end of the day on May 31, 2014. To listen to the playback, dial (800) 633-8284 or (402) 977-9140 (for international callers). The conference call ID for the playback is 21713488. The conference call and playback can also be accessed, through May 31, 2014 on ArcBest’s website at arcb.com.

About ArcBest

ArcBest CorporationSM (Nasdaq: ARCB) solves complex logistics and transportation challenges. Our companies and brands — ABF FreightSM, ABF LogisticsSM, Panther Premium LogisticsSM, FleetNet America®, U-Pack® and ArcBest Technologies — apply the skill and the will with every shipment and supply chain solution, household move or vehicle repair. ArcBest finds a way.

For more information, visit arcb.com, abf.com, pantherpremium.com, fleetnetamerica.com and upack.com. ArcBest CorporationSM. The Skill & The WillSM.

Forward-Looking Statements

Certain statements and information in this press release concerning results for the three months ended March 31, 2014 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would” and similar expressions and the negatives of such terms are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effect on us. Although management believes that these forward-looking statements are reasonable, as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and management’s present expectations or projections. Important factors that could cause our actual results to differ materially from those in the forward-looking statements include, but are not limited to: general economic conditions and related shifts in market demand that impact the performance and needs of industries served by ArcBest Corporation’s subsidiaries and/or limit our customers’ access to adequate financial resources; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; relationships with employees, including unions; union and nonunion employee wages and benefits, including changes in required contributions to multiemployer pension plans; competitive initiatives, pricing pressures, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates and the inability to collect fuel surcharges; availability of fuel; default on covenants of financing arrangements and the availability and terms of future financing arrangements; availability and cost of reliable third-party services; disruptions or failures of services essential to the operation of our business or the use of information technology platforms in our business; timing and amount of capital expenditures, increased prices for and decreased availability of new revenue equipment and decreases in value of used revenue equipment; future costs of operating expenses such as maintenance and fuel and related taxes; self-insurance claims and insurance premium costs; governmental regulations and policies, including environmental laws and regulations; potential impairment of goodwill and intangible assets; the impact of our brands and corporate reputation; the cost, timing and performance of growth initiatives; the cost, integration and performance of any future acquisitions; the costs of continuing investments in technology, a failure of our information systems and the impact of cyber incidents; weather conditions; and other financial, operational and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s Securities and Exchange Commission public filings.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

The following tables show financial data and operating statistics on ArcBest CorporationSM and its subsidiary companies.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31
	2014	2013
	(Unaudited)
	($ thousands, except share and per share data)

OPERATING REVENUES	$577,904	$520,687

OPERATING EXPENSES	586,606	544,037

OPERATING LOSS	(8,702)	(23,350)

OTHER INCOME (EXPENSE)
Interest and dividend income	190	171
Interest expense and other related financing costs	(808)	(1,207)
Other, net	365	1,083
	(253)	47

LOSS BEFORE INCOME TAXES	(8,955)	(23,303)

INCOME TAX BENEFIT	(3,762)	(9,908)

NET LOSS	$(5,193)	$(13,395)

LOSS PER COMMON SHARE(1)
Basic	$(0.20)	$(0.52)
Diluted	$(0.20)	$(0.52)

AVERAGE COMMON SHARES OUTSTANDING
Basic	25,876,928	25,638,333
Diluted	25,876,928	25,638,333

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.03	$0.03

(1)         The Company uses the two-class method for calculating earnings per share. This method, as calculated below, requires an allocation of dividends paid and a portion of undistributed net income (but not losses) to unvested restricted stock for calculating per share amounts.

NET LOSS	$(5,193)	$(13,395)

EFFECT OF UNVESTED RESTRICTED STOCK AWARDS(1)	(39)	(38)

ADJUSTED NET LOSS FOR CALCULATING LOSS PER COMMON SHARE	$(5,232)	$(13,433)

ARCBEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	March 31 2014	December 31 2013
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$95,728	$105,354
Short-term investments	35,960	35,906
Restricted cash, cash equivalents, and short-term investments	1,903	1,902
Accounts receivable, less allowances (2014 – $4,516; 2013 – $4,533)	221,870	202,540
Other accounts receivable, less allowances (2014 – $1,441; 2013 – $1,422)	6,940	7,272
Prepaid expenses	22,178	19,016
Deferred income taxes	36,018	37,482
Prepaid and refundable income taxes	4,205	2,061
Other	8,144	6,952
TOTAL CURRENT ASSETS	432,946	418,485

PROPERTY, PLANT AND EQUIPMENT
Land and structures	248,310	245,805
Revenue equipment	588,935	589,902
Service, office, and other equipment	124,273	124,303
Software	112,896	110,998
Leasehold improvements	23,637	23,582
	1,098,051	1,094,590
Less allowances for depreciation and amortization	713,493	700,193
	384,558	394,397
GOODWILL	76,448	76,448
INTANGIBLE ASSETS, NET	74,344	75,387
OTHER ASSETS	53,349	52,609

	$1,021,645	$1,017,326

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Bank overdraft and drafts payable	$15,009	$13,609
Accounts payable	110,364	89,091
Income taxes payable	162	1,782
Accrued expenses	171,433	173,622
Current portion of long-term debt	30,725	31,513
TOTAL CURRENT LIABILITIES	327,693	309,617

LONG-TERM DEBT, less current portion	74,355	81,332
PENSION AND POSTRETIREMENT LIABILITIES	34,587	26,847
OTHER LIABILITIES	13,217	15,041
DEFERRED INCOME TAXES	57,596	64,028

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2014: 27,547,487 shares; 2013: 27,507,241 shares	275	275
Additional paid-in-capital	298,635	296,133
Retained earnings	290,723	296,735
Treasury stock, at cost, 1,677,932 shares	(57,770)	(57,770)
Accumulated other comprehensive loss	(17,666)	(14,912)
TOTAL STOCKHOLDERS’ EQUITY	514,197	520,461

	$1,021,645	$1,017,326

Note: The balance sheet at December 31, 2013 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31
	2014	2013
	(Unaudited)
	($ thousands)
OPERATING ACTIVITIES
Net loss	$(5,193)	$(13,395)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	19,410	22,150
Amortization of intangibles	1,043	1,043
Pension settlement expense	3,691	—
Share-based compensation expense	1,568	1,303
Provision for losses on accounts receivable	84	969
Deferred income tax benefit	(3,493)	(8,756)
Gain on sale of property and equipment	(214)	(212)
Changes in operating assets and liabilities:
Receivables	(19,268)	(9,886)
Prepaid expenses	(3,163)	(2,042)
Other assets	(1,710)	(964)
Income taxes	(3,610)	(1,548)
Accounts payable, accrued expenses, and other liabilities	17,065	11,124
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	6,210	(214)

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of financings	(8,654)	(3,440)
Proceeds from sales of property and equipment	746	842
Purchases of short-term investments	—	(3,752)
Proceeds from sales of short-term investments	—	2,940
Capitalization of internally developed software and other	(1,879)	(2,090)
NET CASH USED IN INVESTING ACTIVITIES	(9,787)	(5,500)

FINANCING ACTIVITIES
Payments on long-term debt	(7,765)	(10,955)
Net changes in bank overdraft and other	1,400	(1,909)
Net change in restricted cash, cash equivalents, and short-term investments	(1)	3,754
Payment of common stock dividends	(819)	(807)
Proceeds from the exercise of stock options	1,136	—
NET CASH USED IN FINANCING ACTIVITIES	(6,049)	(9,917)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(9,626)	(15,631)
Cash and cash equivalents at beginning of period	105,354	90,702
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$95,728	$75,071

NONCASH INVESTING ACTIVITIES
Accruals for equipment received	$102	$173

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended March 31
	2014	2013
	(Unaudited)
	($ thousands)
ArcBest Corporation – Consolidated

Net Loss
Amounts on a GAAP basis	$(5,193)	$(13,395)
Pension settlement expense, after-tax(1)	2,255	—
Non-GAAP amounts	$(2,938)	$(13,395)

Diluted Loss Per Share
Amounts on a GAAP basis	$(0.20)	$(0.52)
Pension settlement expense, after-tax(1)	0.09	—
Non-GAAP amounts	$(0.11)	$(0.52)

ArcBest Corporation – Consolidated

Earnings Before Interest, Taxes, Depreciation, and Amortization
Net loss	$(5,193)	$(13,395)
Interest expense	808	1,207
Income tax benefit	(3,762)	(9,908)
Depreciation and amortization	20,453	23,193
Amortization of share-based compensation	1,568	1,303
Amortization of actuarial losses and pension settlement expense(1)	4,268	2,912
EBITDA	$18,142	$5,312

(1)         The three months ended March 31, 2014 includes pension settlement expense of $3.7 million (pre-tax) related to lump-sum distributions from the Company’s nonunion defined benefit pension plan and the purchase by the plan of a nonparticipating annuity contract to settle vested benefits of participants and beneficiaries who were receiving monthly benefit payments as of the January 2014 contract purchase date.

	Three Months Ended March 31 2014			Three Months Ended March 31 2013
	Operating Income (Loss)	Depreciation and Amortization	EBITDA	Operating Income (Loss)	Depreciation and Amortization	EBITDA
	(Unaudited)
	($ thousands)

Non-Asset-Based Segments
Premium Logistics (Panther)(2)	$3,364	$2,737	$6,101	$(864)	$2,550	$1,686
Emergency & Preventative Maintenance (FleetNet)	1,401	174	1,575	711	132	843
Transportation Management (ABF Logistics)	535	216	751	518	118	636
Household Goods Moving Services (ABF Moving)	(841)	349	(492)	(231)	241	10
Total non-asset-based segments	$4,459	$3,476	$7,935	$134	$3,041	$3,175

(2)         Depreciation and amortization consists primarily of amortization of intangibles, including customer relationships and software associated with the June 15, 2012 acquisition of Panther.

Non-GAAP Financial Measures. The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide financial statement users meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results. Management believes EBITDA to be relevant and useful information as EBITDA is a standard measure commonly reported and widely used by analysts, investors and others to measure financial performance and ability to service debt obligations. However, these financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as defined by generally accepted accounting principles. Other companies may calculate EBITDA differently, and therefore the Company’s EBITDA may not be comparable to similarly titled measures of other companies.

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended March 31
	2014		2013
	(Unaudited)
	($ thousands)
OPERATING REVENUES
Freight Transportation (ABF Freight)	$428,871		$407,281

Premium Logistics (Panther)	72,226		53,252
Emergency & Preventative Maintenance (FleetNet)	41,699		32,522
Transportation Management (ABF Logistics)	29,717		21,618
Household Goods Moving Services (ABF Moving)	14,750		13,576
Total non-asset-based segments	158,392		120,968

Other revenues and eliminations	(9,359)		(7,562)
Total consolidated operating revenues	$577,904		$520,687

OPERATING EXPENSES
Freight Transportation (ABF Freight)
Salaries, wages, and benefits	$261,154	60.9%	$267,178	65.6%
Fuel, supplies, and expenses	90,791	21.2	83,332	20.5
Operating taxes and licenses	11,493	2.7	10,990	2.7
Insurance	5,395	1.2	4,484	1.1
Communications and utilities	4,242	1.0	3,933	1.0
Depreciation and amortization	16,338	3.8	19,574	4.8
Rents and purchased transportation	47,420	11.0	38,469	9.4
Gain on sale of property and equipment	(203)	—	(212)	(0.1)
Pension settlement expense(1)	2,890	0.7	—	—
Other	1,535	0.3	2,082	0.5
	441,055	102.8%	429,830	105.5%

Premium Logistics (Panther)
Purchased transportation	$54,573	75.5%	$41,036	77.1%
Depreciation and amortization(2)	2,737	3.8	2,550	4.8
Salaries, benefits, insurance, and other	11,552	16.0	10,530	19.7
	68,862	95.3%	54,116	101.6%

Emergency & Preventative Maintenance (FleetNet)(1)	40,298		31,811
Transportation Management (ABF Logistics) (1)	29,182		21,100
Household Goods Moving Services (ABF Moving) (1)	15,591		13,807
Total non-asset-based segments	153,933		120,834

Other expenses and eliminations(1)	(8,382)		(6,627)
Total consolidated operating expenses	$586,606		$544,037

(1)         Pension settlement expense for the three months ended March 31, 2014, which totaled $3.7 million (pre-tax) on a consolidated basis, relates to lump-sum distributions from the Company’s nonunion defined benefit pension plan and the purchase by the plan of a nonparticipating annuity contract to settle vested benefits of participants and beneficiaries who were receiving monthly benefit payments as of the January 2014 contract purchase date. Of the total $3.7 million pension settlement expense in first quarter 2014, $2.9 million was reported by ABF Freight, $0.7 million was reported in Other expenses and eliminations, and $0.1 million was reported by the non-asset-based segments.

(2)         Depreciation and amortization consists primarily of amortization of intangibles, including customer relationships and software associated with the June 15, 2012 acquisition of Panther.

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS — Continued

	Three Months Ended March 31
	2014	2013
	(Unaudited)
	($ thousands)
OPERATING INCOME (LOSS)
Freight Transportation (ABF Freight)	$(12,184)	$(22,549)

Premium Logistics (Panther)	3,364	(864)
Emergency & Preventative Maintenance (FleetNet)	1,401	711
Transportation Management (ABF Logistics)	535	518
Household Goods Moving Services (ABF Moving)	(841)	(231)
Total non-asset-based segments	4,459	134

Other loss and eliminations	(977)	(935)
Total consolidated operating loss	$(8,702)	$(23,350)

As disclosed in the Company’s 2013 Annual Report on Form 10-K, certain reclassifications have been made to the prior year’s operating segment data to conform to the current year presentation. The operating results of the Company’s businesses which provide ocean container transport and warehousing services have been reclassified from the “Other and eliminations” to the Transportation Management segment. There was no impact on consolidated amounts as a result of these reclassifications.

ARCBEST CORPORATION

OPERATING STATISTICS

	Three Months Ended
	March 31
	2014	2013	% Change
	(Unaudited)

Freight Transportation (ABF Freight)
Workdays	63.0	62.5

Billed Revenue(1) / CWT	$27.05	$26.85	0.7%

Billed Revenue(1) / Shipment	$381.84	$371.99	2.6%

Shipments	1,133,332	1,095,678	3.4%

Shipments / Day	17,989	17,531	2.6%

Tonnage (tons)	799,811	758,889	5.4%

Tons / Day	12,695	12,142	4.6%

(1)         Revenue for undelivered freight is deferred for financial statement purposes in accordance with ABF Freight’s revenue recognition policy. Billed revenue used for calculating revenue per hundredweight measurements has not been adjusted for the portion of revenue deferred for financial statement purposes. Billed revenue has been adjusted to exclude intercompany revenue that is not related to freight transportation services.

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